Exhibit 99.1

Contact:	Media Contact:
Sylvia Wheeler	Susan Lehner
SVP, Corporate Affairs	510 809 2137
510 809 9264	press@aduro.com

Partial Clinical Hold Lifted and Enrollment Resumes for Aduro Biotech LADD Clinical Trials

— Company’s Ongoing Clinical Trials with LADD-based Therapies Include Mesothelioma and

Ovarian Cancers as well as Personalized LADD (pLADD) —

BERKELEY, Calif. – November 21, 2016 - Aduro Biotech, Inc. (Nasdaq: ADRO), a biopharmaceutical company with three distinct immunotherapy technologies, today announced that the U.S. Food and Drug Administration (FDA) has lifted the partial clinical hold placed on its clinical trials evaluating the LADD (live, attenuated double-deleted) immunotherapy platform, enabling patient enrollment to resume in all Aduro-sponsored clinical studies.

“We are pleased to come to a rapid agreement with the FDA to resume new patient enrollment in our LADD clinical studies,” said Stephen T. Isaacs, chairman, president and CEO of Aduro Biotech. “With slight protocol modifications implemented, we remain on track to initiate a Phase 2 clinical study using our LADD-based therapy CRS-207 in combination with an anti-PD-1 compound for patients with mesothelioma in the first half of 2017. Additionally, we continue to make significant progress with our STING Pathway Activator and B-select Antibody programs and with our three diverse immunotherapy platforms, we believe we are uniquely positioned to bring innovative therapies to patients with late-stage cancers.”

In agreement with the FDA, Aduro’s LADD-based clinical trial protocols have been modified to include extended patient surveillance, to exclude patients with certain prosthetic devices that are not easily removed, and to add guidance to administer prophylactic antibiotics following LADD-based treatment for patients who may receive immune-suppressive treatments.

About Aduro

Aduro Biotech, Inc. is an immunotherapy company focused on the discovery, development and commercialization of therapies that transform the treatment of challenging diseases. Aduro’s three technology platforms, which are designed to harness the body’s natural immune system, are being investigated in cancer indications and have the potential to expand into autoimmune and infectious diseases. Aduro’s LADD technology platform is based on proprietary attenuated strains of Listeria that have been engineered to express tumor-associated antigens to induce specific and targeted immune responses. This platform is being developed as a treatment for multiple indications, including pancreatic, ovarian, lung and prostate cancers, mesothelioma and glioblastoma. Additionally, a personalized form of LADD, or pLADD, is being developed utilizing tumor neoantigens that are specific to an individual patient’s tumor. Aduro’s STING Pathway Activator platform is designed to activate the intracellular STING receptor, resulting in a potent tumor-specific immune response. ADU-S100 is the first STING Pathway Activator compound to enter the clinic and is currently being evaluated in a Phase 1 study in patients with cutaneously accessible metastatic solid tumors or lymphomas. Aduro’s B-select monoclonal antibody platform includes a number of immune modulating assets in research and preclinical development. Aduro is collaborating with leading global pharmaceutical companies to expand its products and technology platforms. For more information, please visit www.aduro.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the potential for our technology platforms, plans, and the potential for eventual regulatory approval of our product candidates. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technology platforms to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our inability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates. We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2016, which is on file with the Securities and Exchange Commission. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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